T.A.S. HOLDINGS, LLC AND SUBSIDIARIES
Consolidated Balance Sheets
As of June 30, 2015 (Unaudited) and December 31, 2014

	2015 (Unaudited)	2014 (Audited)
Assets		
Current Assets		
Cash and Cash Equivalents	$ 7,628,433	$ 1,137,721
Contracts Receivables, Net	52,464,184	65,089,214
Other Receivables	1,083,345	1,387,509
Note Receivable	-	216,944
Costs and Estimated Earnings in Excess of Billings on Uncompleted Contracts	1,769,168	2,316,188
Prepaid Expenses and Deposits	325,230	377,207
Total Current Assets	63,270,360	70,524,783
Property and Equipment		
Automobiles and Trucks	1,486,588	1,549,345
Construction Equipment	26,796,229	27,444,776
Furniture and Office Equipment	1,483,921	2,535,112
Leasehold Improvements	252,370	322,525
	30,019,108	31,851,758
Less: Accumulated Depreciation	20,658,019	23,655,320
Total Property and Equipment	9,361,089	8,196,438
Other Assets		
Accounts Receivable - Affiliated Companies	7,322	24,049
Memberships and Other Investments	102,848	102,848
Cash Surrender Value Life Insurance	288,493	137,223
Other Intangibles	69,975	77,406
Goodwill	14,689,577	14,689,577
Total Other Assets	15,158,215	15,031,103
Total Assets	$ 87,789,664	$ 93,752,324

The accompanying notes are an integral part of these unaudited consolidated financial statements.

T.A.S. HOLDINGS, LLC AND SUBSIDIARIES
Consolidated Balance Sheets (Continued)
As of June 30, 2015 (Unaudited) and December 31, 2014

	2015 (Unaudited)	2014 (Audited)
Liabilities and Members' Equity		
Current Liabilities		
Notes Payable - Revolving Line of Credit	$ -	$ 1,041,000
Current Maturities of Long-Term Debt	5,070,231	4,788,111
Accounts Payable - Trade	12,755,128	16,761,725
Accrued Liabilities	4,665,905	5,341,165
Billings in Excess of Costs and Estimated Earnings on Uncompleted Contracts	9,643,283	10,971,137
Total Current Liabilities	32,134,547	38,903,138
Long-Term Debt, Net of Current Maturities	12,702,815	14,213,504
Deferred Compensation	695,613	486,857
Total Liabilities	45,532,975	53,603,499
Commitments and Contingencies	-	-
Members' Equity	42,256,689	40,148,825
Total Liabilities and Members' Equity	$ 87,789,664	$ 93,752,324

The accompanying notes are an integral part of these unaudited consolidated financial statements.

T.A.S. HOLDINGS, LLC AND SUBSIDIARIES
Consolidated Statements of Income (Unaudited)
For the Six Months Ended June 30, 2015 and 2014

	2015	2014
Contract Revenues Earned	$ 108,384,434	$ 111,240,662
Costs of Contract Revenues	90,780,457	93,893,171
Gross Profit on Contracts	17,603,977	17,347,491
General and Administrative Expenses	7,903,867	7,381,954
Depreciation and Amortization	1,272,118	979,323
Total Expenses	9,175,985	8,361,277
Income from Operations	8,427,992	8,986,214
Other Income (Expense)		
Interest Expense	(394,944)	(614,554)
Other Income	801,816	737,283
Net Income	$ 8,834,864	$ 9,108,943

The accompanying notes are an integral part of these unaudited consolidated financial statements.

T.A.S. HOLDINGS, LLC AND SUBSIDIARIES
Consolidated Statements of Members' Equity (Unaudited)
For the Six Months Ended June 30, 2015

Balance at January 1, 2015	**$**	**40,148,825**
Distributions		**(6,727,000)**
Net Income		**8,834,864**
Balance at June 30, 2015	**$**	**42,256,689**

The accompanying notes are an integral part of these unaudited consolidated financial statements.

T.A.S. HOLDINGS, LLC AND SUBSIDIARIES
Consolidated Statements of Cash Flows (Unaudited)
For the Six Months Ended June 30, 2015 and 2014

	2015	2014
Cash Flows from Operating Activities		
Net Income	$ 8,834,864	$ 9,108,943
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities		
Depreciation and Amortization	1,272,118	979,323
Gain on Disposition of Assets	(353,533)	(253,782)
Changes in Operating Assets and Liabilities		
Receivables	13,162,865	(10,415,163)
Costs and Estimated Earnings in Excess of Billings on Uncompleted Contracts	547,020	808,379
Prepaid Expenses and Deposits	67,875	90,579
Other Assets	(15,899)	(31,949)
Accounts Payable - Trade	(4,006,597)	3,053,611
Accrued Liabilities	(675,260)	(1,175,674)
Billings in Excess of Costs and Estimated Earnings on Uncompleted Contracts	(1,327,854)	2,880,606
Deferred Compensation	208,756	31,636
Net Cash Provided by Operating Activities	17,714,355	5,076,509
Cash Flows from Investing Activities		
Purchase of Property and Equipment	(2,468,004)	(3,908,162)
Purchase of Licensing Fee	-	(37,500)
Increase in Cash Surrender Value of Life Insurance	(151,270)	(23,248)
Proceeds from Disposition of Assets	392,200	273,678
Net Cash Used in Investing Activities	(2,227,074)	(3,695,232)
Cash Flows from Financing Activities		
Proceeds from Long-Term Debt	1,240,085	2,165,951
Repayment of Long-Term Debt	(2,468,654)	(417,684)
Net Change-Revolving Line of Credit	(1,041,000)	3,880,000
Capital Distributions	(6,727,000)	(6,239,000)
Net Cash Used in Financing Activities	(8,996,569)	(610,733)
Net Change in Cash and Cash Equivalents	6,490,712	770,544
Cash and Cash Equivalents, Beginning of Year	1,137,721	1,714,877
Cash and Cash Equivalents, End of Year	$ 7,628,433	$ 2,485,421
Supplemental Cash Flow Information		
Cash Paid During the Year for Interest	$ 393,642	$ 605,524

The accompanying notes are an integral part of these unaudited consolidated financial statements.

Note 1. Summary of Significant Accounting Policies

Nature of Business

T.A.S. Holdings, LLC and Subsidiaries (the "Companies") is engaged principally in turnkey light-commercial and structural concrete services for the commercial market primarily in the Houston and Dallas/Fort Worth areas in Texas.

Basis of Accounting

The Companies maintain their accounts on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America. Accounting principles followed by the Companies and the methods of applying those principles, which materially affect the determination of financial position, results of operations and cash flows are summarized below:

Principles of Consolidation

The consolidated financial statements include the accounts of T.A.S Holdings, LLC and its wholly-owned subsidiaries; T.A.S. Commercial Concrete Construction, LLC; T.A.S. Proco, LLC and T.A.S. Commercial Concrete Solutions, LLC. All significant intercompany transactions have been eliminated.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, cash in banks and highly liquid investments with original maturities of three months or less, and are stated at cost which approximates market.

Revenue and Cost Recognition

The Companies recognize revenues from fixed price construction contracts on the percentage-of-completion method, measured by the percentage of cost incurred to date to estimated total cost for each contract. That method is used because management considers total cost to be the best available measure of progress on the contracts. Because of the inherent uncertainties in estimating costs, it is at least reasonably possible that the estimates used will change within the near term.

Contract costs include all direct material and labor costs and those indirect costs to contract performance, such as indirect labor, supplies, tools and repairs. Operating costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, contract penalty provisions, claims, change orders, and settlements, are accounted for as changes in estimates in the current period.

The asset, "Costs and Estimated Earnings in Excess of Billings on Uncompleted Contracts," represents revenues recognized in excess of amounts billed. The liability, "Billings in Excess of Costs and Estimated Earnings on Uncompleted Contracts," represents billings in excess of revenues recognized.

Note 1. Summary of Significant Accounting Policies (Continued)

Contract Receivables

Contract receivables are recorded when invoices are issued and are presented in the balance sheet net of the allowance for doubtful accounts. The Companies provide an allowance for doubtful accounts when collection of an account is considered doubtful and receivables are written off against the allowance when deemed uncollectible. Inherent in the assessment of the allowance for doubtful accounts are certain judgments and estimates including, among others, customer's willingness or ability to pay, general economic and market conditions, and ongoing relationship with the customers.

Contract Retainage

Many of the contracts under which the Companies perform work contain retainage provisions. Retainage refers to that portion of billings made by the Companies but held for payment by the customer pending satisfactory completion of the project. Unless reserved, the Companies assume that all amounts retained by customers under such provisions are fully collectible. Retainage on active contracts is classified as a current asset regardless of the term of the contract. Retainage is generally collected within one year of the completion of a contract.

Property and Equipment

Property and equipment in excess of $2,000 are stated at cost. Depreciation expense is computed on the straight-line method based on the estimated useful lives of the equipment. Useful lives are generally three to seven years. At the time of a retirement or sale, the related cost and accumulated depreciation are removed from the accounts, and any resulting gain or loss is recorded in income. Maintenance and repairs are charged to expense as incurred. Renewals and betterments, expenditures which generally increase the value of the property or equipment or extend its useful life, are capitalized.

Income Taxes

The Companies have elected to be treated as a partnership for federal income tax purposes. The members are liable for individual income taxes based on the consolidated taxable earnings of the Companies on their individual income tax returns. Therefore, no income tax expense appears in these consolidated financial statements.

The Companies have adopted Financial Accounting Standards Board (FASB) Accounting Standard Codification (ASC) 740-10-25, *Accounting for Uncertainty in Income Taxes.* The Companies will record a liability for uncertain tax positions when it is more likely than not that a tax position would not be sustained if examined by the taxing authority. The Companies continually evaluate expiring statutes of limitations, audits, proposed settlements, changes in tax law, and new authoritative rulings.

Accounting principles generally accepted in the United States of America provide accounting and disclosure guidance about positions taken by an entity in its tax returns that might be uncertain. The Companies believe that it has appropriate support for any tax positions taken, and as such, does not have any uncertain tax positions that are material to the consolidated financial statements. Penalties and interest assessed by income taxing authorities, if any, would be included in general and administrative expenses.

Note 1. Summary of Significant Accounting Policies (Continued)

Use of Estimates in the Preparation of Consolidated Financial Statements

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

As reported, the Companies follow the percentage-of-completion method of accounting for contracts that extend beyond one reporting period. While management believes that these estimates accurately reflect the status of contracts in progress as of June 30, 2015, the inherent difficulties in estimating the actual percentage-of-completion could cause reported amounts of contract income recognized on the consolidated statements of income, the aggregate of costs incurred and income recognized on uncompleted contracts in excess of related billings, and the aggregate of billings on uncompleted contracts in excess of related costs incurred and income recognized as shown on the consolidated balance sheet, to vary.

Goodwill

The Companies have classified as goodwill the excess of the purchase price over the fair value of net assets of businesses acquired. In accordance with FASB ASC 350, *Accounting for Goodwill* requires that the balance of purchased goodwill be evaluated annually to determine whether the amount reflected on the balance sheet as an asset has been impaired. The Companies may elect an accounting alternative to (1) amortize goodwill on a straight-line basis over the useful life of the primary asset acquired in a business combination but not to exceed ten years and (2) test goodwill for impairment either at the entity wide-level or at the reporting united level only when a triggering events occurs indicating that the fair value of an entity or reporting unit may be below its carrying amount. The Companies elected to test goodwill for impairment. If the estimated fair value of the goodwill is less than its carrying amount, then the goodwill is considered impaired and a write-down to fair value is recognized. The Companies believe that no impairment of goodwill is warranted at June 30, 2015.

Insurance Programs

The Companies purchase comprehensive general liability, automobile liability, and workers' compensation insurance coverage. The Companies are fully insured under these policies and is only exposed to the extent of its deductibles. Occasionally the Companies may pay small claims outside of its workers' compensation insurance policies, however historically these amounts have not been significant.

Note 1. Summary of Significant Accounting Policies (Continued)

Members' Equity
The Companies have three classes of units of participation: Class A Common Units, Class B Common Units and Class C Preferred Units. At June 30, 2015 and 2014, there were 40,000 Class A Common Units, 60,000 Class B Common Units and 25,000 Class C Preferred Units issued and outstanding. Class A and Class B Common Units have equal voting rights and Class C Preferred Units do not have voting rights.

Advertising
The Companies expense all advertising costs as incurred. The Companies expensed $38,238 and $35,773 for the six months ended June 30, 2015 and 2014, respectively.

Note 2. Contracts Receivables

The composition of contracts receivables at June 30, 2015 and December 31, 2014 are as follows:

		2015		2014
Billed Receivables				
Contracts in Progress	**$**	**30,970,822**	$	42,764,375
Completed Contracts		**5,044,887**		4,651,450
Retainage		**17,155,699**		19,143,982
Less: Allowance for Doubtful Accounts		**(707,224)**		(1,470,593)
Total Contracts Receivables, Net	**$**	**52,464,184**	$	65,089,214

There were no amounts included in retainage at June 30, 2015 that are expected to be collected after June 30, 2016.

Note 3. Costs and Estimated Earnings on Uncompleted Contracts

The components of costs and estimated earnings at June 30, 2015 and December 31, 2014 are as follows:

		2015		2014
Costs Incurred on Uncompleted Contracts	**$**	**194,954,671**	$	209,707,636
Estimated Earnings on Uncompleted Contracts		**36,509,534**		39,566,183
		231,464,205		249,273,819
Less: Billings to Date		**239,338,320**		257,928,768
Total	**$**	**(7,874,115)**	$	(8,654,949)

Note 3. Costs and Estimated Earnings on Uncompleted Contracts (Continued)

Included in the accompanying consolidated balance sheets under the following captions:

		2015		2014
Costs and Estimated Earnings in Excess of Billings on Uncompleted Contracts	$	1,769,168	$	2,316,188
Billings in Excess of Costs and Estimated Earnings on Uncompleted Contracts		(9,643,283)		(10,971,137)
Total	$	(7,874,115)	$	(8,654,949)

Note 4. Notes Payable and Long-Term Debt

The Companies have a $20,000,000 borrowing facility with a bank under a revolving credit agreement bearing interest at the 90 day LIBOR rate plus 3% for June 30, 2015 and December 31, 2014. The facility extends to December 31, 2015. The amount of borrowings available under the credit facility are redetermined monthly based upon adjusted accounts receivables and other required information; and were $20,000,000 and $18,959,000 as of June 30, 2015 and December 31, 2014, respectively. Advances under the agreement are secured by all present and future accounts receivable, chattel paper documents, deposit accounts and general intangibles, equipment, furniture and fixtures and the face values of the Companies' President's life insurance policy of $6,000,000. The line of credit agreement contains covenants regarding certain financial statement amounts, ratios and activities of the Companies. At June 30, 2015, the Companies believe they were in compliance with all such covenants.

Notes payable and long-term debts consist of the following:

		2015		2014
Line of Credit				
Revolving line of credit, due to bank, interest at Bank's 90 day LIBOR rate plus 3.0% at June 30, 2015 and December 31, 2014.	$	-	$	1,041,000
Long-Term Debt				
Notes payables to banks collateralized by equipment, payable in monthly installment of $109,564 at interest rates ranging from 0% to 6.45% with maturity dates from 2015 to 2019.		5,412,382		4,880,296

Note 4. Notes Payable and Long-Term Debt (Continued)

		2015		2014
Notes payables to banks, payable in monthly installment of $339,815 at interest rate of 4.11% with maturity dates on September 26, 2018. It was secured by all A/R accounts and equipments.		12,360,664		14,121,319
Total Long-Term Debt		17,773,046		19,001,615
Less: Current Maturities		(5,070,231)		(4,788,111)
Long-Term Debt, Net of Current Maturities	$	12,702,815	$	14,213,504

Principal payments on notes payable and long-term debt are due as follows:

Year Ending June 30,		Amount
2016	$	5,070,231
2017		5,231,761
2018		5,336,844
2019		1,905,574
2020 and thereafter		228,636
Total	$	17,773,046

Note 5. Related Party Transactions

The following are related party transactions with entities in which the Companies' President owns an interest:

		2015		2014
100% Interest:				
Purchases and Rentals	$	1,028,725	$	1,493,221
Accounts Payable	$	153,245	$	77,736
99% Interest:				
Rent	$	535,213	$	1,070,425

Note 6. Commitments and Contingencies

The Companies entered into a fully insured insurance policy effective July, 2009. The previous policy was a high deductible plan with a $200,000 deductible limit per occurrence with no aggregate.

Note 6. Commitments and Contingencies (Continued)

The Companies accrue for claim exposures, which are probable, and can be reasonably estimated. Under this arrangement, the Companies have no requirement by the insurance carrier to obtain a Letter of Credit for the six months ended June 30, 2015.

The Companies enter into contracts that often contain provisions relating to the following matters:

- Warranty, requiring achievement of acceptance and performance testing levels;
- Liquidated damages, if the project does not meet predetermined completion dates; and
- Penalties or liquidated damages for failure to meet other cost or project performance measures.

The Companies also periodically have claims from customers as well as vendors, subcontractors, and others which are considered in determining the gross profit on certain contracts subject to negotiation with these parties and/or subject to litigation.

Note 7. Concentration of Risk

The Companies revenues are generated through contracts with major building contractors primarily in the Houston and Dallas/Fort Worth areas in Texas. The Companies perform credit evaluations of these contractors and requires no collateral from them. Contract revenue of $6,854,125 and $8,834,672 for the six months ended June 30, 2015 and 2014, respectively and accounts receivable (including retainage) of $10,495,323 and $10,676,795 at June 30, 2015 and December 31, 2014, respectively were attributable to contracts with two major customers in 2015 and 2014. Major customers include customers with revenues the Companies have earned in excess of five percent of total contract revenues for the year.

The Companies purchase concrete materials from several suppliers. Accounts payable of $6,763,935 and $8,309,977 at June 30, 2015 and December 31, 2014, respectively were attributable to one supplier. Management believes the loss of this major supplier could, in the short-term, have an adverse effect on its operations.

The Companies primarily transact business with one financial institution. At various times during the year the amount on deposit in that one institution exceeded the $250,000 federally insured limit. Management periodically assesses the financial condition of the financial institution and believes that any possible credit risk is minimal.

Note 8. Fair Value of Financial Instruments

Accounts receivable, accounts payable, long-term debt and capital lease obligations are the Companies financial instruments which require disclosure under FASB Accounting Standards Codifications ("ASC") 825 (formerly referenced as Statement of Financial Accounting Standards ("SFAS") No. 107), "Disclosures about Fair Value Instruments". Their estimated fair values are substantially equal to their recorded book values at June 30, 2015.

Note 9. Employee Benefit Plans

In 2011, the Companies adopted a multiple employer defined contribution plan under section 401(k) of the Internal Revenue Code. The 401(k) plan is available only to eligible employees in certain job classifications. Matching contributions were $26,008 and $-0- for the six months ended June 30, 2015 and 2014.

Note 10. Operating Lease Agreements

The Companies lease some of its offices and warehouse under operating leases from an entity in which it's President has a majority interest. These leases require monthly payments of $69,000 during the first thirty months with lease payments escalating by 3% at the end of every thirty month term. The Companies made lease payments of $439,213 for the six months ended June 30, 2015 and 2014.

The Dallas/Fort Worth operation also leases office space under an operating lease from an unrelated party. The lease expires on April 30, 2020, and requires monthly payments of $11,909 during the first 12 months and monthly payments increase by $674 per month on each anniversary date for the remainder of the lease.

Minimum future payments under non-cancelable operating leases having remaining terms in excess of one year as of June 30, 2015, and for each of the next five years and thereafter in the aggregate are as follows:

Year Ending June 30,	Amount
2016	$ 1,061,340
2017	1,076,723
2018	1,081,230
2019	1,106,081
2020	1,076,869
Thereafter through 2029	7,798,605
Total	$ 13,200,848

Rent expense totaled $534,189 and $532,307 for the six months ended June 30, 2015 and 2014, respectively.

Note 11. Litigation

The Companies are involved in various legal proceedings and claims that arise in the ordinary course of business. Generally, matters where the Companies are named as defendant are covered or partially covered by insurance. While the resolution of these matters cannot be predicted with certainty, management believes that the final outcome of such matters, individually or in the aggregate, will not have a material adverse effect on the Companies consolidated financial statements.

Note 12. Subsequent Events

The Companies have evaluated subsequent events through September 28, 2015, the date that the consolidated financial statements were available to be issued, in accordance with ASC 855. No other subsequent events occurring after this date have been evaluated for inclusion in these consolidated financial statements.

On August 5, 2015, Orion Concrete Construction, LLC, a wholly owned subsidiary of Orion Marine Group, Inc. ("Orion") entered into a Membership Interests Purchase Agreement ("the Purchase Agreement") for the purchase of 100% of the Companies.

Upon the terms of and subject to the conditions set forth in the Purchase Agreement, the total aggregate consideration paid by Orion to the Seller for the Companies was cash consideration of $111,976,780.

The Purchase Agreement contains customary representations, warranties, covenants and indemnities, including certain post-closing covenants with respect to confidentiality, indemnification, an indemnity escrow agreement and a working capital reconciliation.